Exhibit 10.7

FORM RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made as of the _____ day of _____________, 20__ (the “Date of Grant”), between _______________________________, a __________ corporation (the “Company”), and ______________________________________ (the “Employee”).

1. Award. Pursuant to the ______________________________ 20__ Stock Incentive Plan (the “Plan”), as of the Date of Grant, ____________ shares (the “Restricted Shares”) of Common Stock shall be issued as hereinafter provided in the Employee’s name subject to certain restrictions thereon. The Employee acknowledges receipt of a copy of the Plan, and agrees that this award of the Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control.

2. Definitions. Capitalized terms used in this Agreement that are not defined below or in the body of this Agreement shall have the meanings given to them in the Plan. In addition to the terms defined in the body of this Agreement, the following capitalized words and terms shall have the meanings indicated below:

(a) “Change of Control” shall mean:

[(i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of Company to another entity if, in any such case, (1) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event or (2) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event;

(ii) the dissolution or liquidation of the Company;

(iii) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, other than an Excluded Person, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of the Company; or

(iv) as a result of or in connection with a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board.

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For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change of Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.]

(b) “Disability” means the Employee’s disability entitling the Employee to benefits under the long-term disability plan maintained by the Company or an Affiliate; provided, however, that if the Employee is not eligible to participate in such plan, then the Employee shall be considered to have incurred a “Disability” if and when the Committee determines in its discretion that the Employee is permanently and totally unable to perform his or her duties for the Company or any Affiliate as a result of any medically determinable physical or mental impairment as supported by a written medical opinion to the foregoing effect by a physician selected by the Committee.

(c) “Earned Shares” means the Restricted Shares after the lapse of the Forfeiture Restrictions without forfeiture.

(d) “Excluded Person” means _______________, _________________, and their respective affiliates. For purposes of this Section 2(d), (i) an “affiliate” of an entity means any other person or entity that, directly or indirectly, controls, is controlled by or is under common control with, such specified entity through one or more intermediaries or otherwise, and (ii) “control” means, where used with respect to any person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

(e) “Forfeiture Restrictions” shall have the meaning specified in Section 3(a) hereof.

(f) “Involuntary Termination” shall mean any termination of the Employee’s employment with the Company which does not result from a resignation by the Employee; provided, however, the term “Involuntary Termination” shall not include a Termination for Cause or a termination as a result of death or Disability.

(g) “Securities Act” means the Securities Act of 1933, as amended.

(h) “Stockholders Agreement” means that certain Stockholders Agreement as in effect on the Date of Grant, among the Company and certain of its stockholders, as the same may be amended or restated from time to time.

(i) “Termination for Cause” shall mean the termination of the Employee’s employment with the Company based on a determination by the Committee (or its delegate) that the Employee (i) has engaged in gross negligence, gross incompetence or willful misconduct in the performance of his or her duties with respect to the Company or any Affiliate, (ii) has refused without proper legal reason to perform his or her duties and responsibilities to the Company or any Affiliate faithfully and to the best of his or her abilities, (iii) has materially breached any material provision of a written employment agreement or corporate policy or code of conduct established by the Company or any Affiliate, (iv) has willfully engaged in conduct that is materially injurious to the Company or any Affiliate, (v) has failed to meet the performance objectives or standards established for his or her job position by his or her employer, (vi) has committed an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company or any Affiliate, or (vii) has been convicted of (or pleaded no contest to) a crime involving fraud, dishonesty or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

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3. Restricted Shares. The Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a) Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of except as provided under the Plan, and in the event of the termination of the Employee’s employment with the Company for any reason other than death, Disability, or Involuntary Termination, the Employee shall, for no consideration, forfeit and surrender to the Company all of the Restricted Shares with respect to which the Forfeiture Restrictions have not lapsed in accordance with Section 3(b) as of the date of such termination. The prohibition against transfer and the obligation to forfeit and surrender the Restricted Shares to the Company upon termination of employment as provided in the preceding sentence are herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

(b) Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse with respect to the Restricted Shares in accordance with the schedule set forth in the following table, provided that the Employee has been continuously employed by the Company from the Date of Grant through each lapse date set forth below:

Percentage of Total Number of
the Restricted Shares as to Which
Lapse Date	Forfeiture Restrictions Lapse

________, 20__	25%
________, 20__	25%
________, 20__	25%
________, 20__	25%

Notwithstanding the foregoing, (i) if the Employee’s employment with the Company is terminated by reason of death, Disability or Involuntary Termination, then the Forfeiture Restrictions shall lapse with respect to 100% of the Restricted Shares effective as of the date of such termination, and (ii) if a Change of Control occurs on or before the date of the termination of the Employee’s employment with the Company, then the Forfeiture Restrictions shall lapse with respect to 100% of the Restricted Shares effective as of the date upon which the Change of Control occurs.

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(c) Certificates. A certificate evidencing the Restricted Shares shall be issued by the Company in the Employee’s name, pursuant to which the Employee shall have all of the rights of a stockholder of the Company with respect to the Restricted Shares, including, without limitation, voting rights and the right to receive dividends (provided, however, that dividends paid in shares of the Company’s stock shall be subject to the Forfeiture Restrictions and provided further that dividends that are paid other than in shares of the Company’s stock shall be paid no later than the end of the calendar year in which the dividend for such class of stock is paid to stockholders of such class or, if later, the 15th day of the third month following the date the dividend is paid to stockholders of such class of stock). Notwithstanding the foregoing, the Company may, in its discretion, elect to complete the delivery of the Restricted Shares by means of electronic, book-entry statement, rather than issuing physical share certificates. The Employee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and a breach of the terms of this Agreement shall result in a forfeiture of the Restricted Shares. The certificate, if any, evidencing the Restricted Shares shall be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement. At the Company’s request, the Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws, the Stockholders Agreement or any other agreement to which the Employee is a party) in the name of the Employee in exchange for the certificate evidencing the Restricted Shares or, as may be the case, the Company shall issue appropriate instructions to the transfer agent if the electronic, book-entry method is utilized.

(d) Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger, consolidation or other business combination of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 3(a) hereof shall not apply to the transfer of the Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement, and the certificates, if any, representing such stock, securities or other property shall be legended to show such restrictions.

(e) Stockholders Agreement. The Restricted Shares shall be subject to the terms of the Stockholders Agreement, both before and after the Forfeiture Restrictions lapse with respect to such shares. The Employee agrees that the Employee and the Employee’s spouse, if any, will, upon request of the Company, execute and deliver to the Company such documents and instruments as the Company, in its discretion, may require to evidence such persons’ agreement to be bound by the terms of the Stockholders Agreement.

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(f) Accredited Status. If the Company and any of its stockholders or their representatives enter into any negotiation or transaction (whether before or after the lapse of the Forfeiture Restrictions with respect to any of the Restricted Shares) for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other business combination or reorganization), and if the Employee is not then an accredited investor (as defined in Rule 501 under the Securities Act (but without regard to Rule 501(a)(iv)), the Employee agrees that the Employee and the Employee’s spouse, if any, will, at the request and election of the Company either (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company or (ii) agree to accept cash in lieu of any securities that the Employee would otherwise receive in an amount equal to the fair market value of such securities as determined in good faith by the unanimous resolution of all of the members of the Board. The determination of fair market value by the Board shall be final and binding on all parties.

(g) Lock-up Provision. The Employee hereby agrees that in the event of any underwritten public offering of Common Stock, including an initial public offering of Common Stock, pursuant to an effective registration statement filed under the Securities Act (whether before or after the lapse of the Forfeiture Restrictions with respect to any of the Restricted Shares), the Employee shall not effect any public sale or distribution of Common Stock or of any securities convertible into or exchangeable or exercisable for Common Stock or hedging transactions relating to Common Stock, including a sale pursuant to Rule 144 under the Securities Act, during the period beginning 14 days prior to the expected date of “pricing” of such public offering and continuing for a period not to exceed 180 days after the date of the final prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration statement) as may be established by the underwriter(s) for such public offering (the “Lock-Up Period”); provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the managing underwriter(s) of such underwritten public offering waive, in writing, such extension. If and to the extent requested by the managing underwriter(s), the Employee agrees to execute an agreement to the foregoing effect with the underwriter(s) for such public offering on such terms as the managing underwriter(s) shall reasonably request (with such modification as reasonably requested by such managing underwriter(s) to take into consideration then existing rules of an applicable securities exchange regarding research analyst publications). The limitations contained in this Section 3(g) shall not apply to any shares registered in such public offering under the Securities Act.

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4. Withholding of Tax. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income or wages to the Employee for federal, state, local or foreign tax purposes, the Employee shall deliver to the Company or to any Affiliate nominated by the Company at the time of such receipt or lapse, as the case may be, such amount of money or, if permitted by the Committee in its sole discretion, shares of Common Stock, as the Company or any Affiliate nominated by the Company may require to meet its minimum obligation under applicable tax or social security laws or regulations, and if the Employee fails to do so, the Company and its Affiliates are authorized to withhold, or to cause to be withheld, from any cash or stock remuneration (including withholding any of the Restricted Shares or Earned Shares distributable to the Employee under this Agreement) then or thereafter payable to the Employee an amount equal to any tax or social security required to be withheld by reason of such resulting compensation income or wages, and to take such other action as may be necessary in the opinion of the Company to satisfy such withholding obligation. The Employee acknowledges and agrees that none of the Board, the Committee, the Company or any of its Affiliates have made any representation or warranty as to the tax consequences to the Employee as a result of the receipt of the Restricted Shares, the lapse of any Forfeiture Restrictions or the forfeiture of any of the Restricted Shares pursuant to the Forfeiture Restrictions. The Employee represents that he is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Employee represents that he has consulted with any tax consultants that the Employee deems advisable in connection with the Restricted Shares.

5. Status of Stock. The Employee understands that at the time of the execution of this Agreement the sale of the Restricted Shares has not been registered under the Securities Act or any state securities law and that the Company does not currently intend to effect any such registration.

The Employee agrees that the Restricted Shares and the Earned Shares when issued under this Agreement are being acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of (a) an effective registration statement for the sale of such shares under the Securities Act and applicable state securities laws or (b) if requested by the Company, the delivery by the Employee to the Company of a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws is available. The Employee also agrees that the Restricted Shares and Earned Shares issued under this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.

In addition, the Employee agrees that (a) the certificates, if any, representing the Restricted Shares and Earned Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with the terms and provisions of this Agreement, the Stockholders Agreement and applicable securities laws, (b) the Company may refuse to register the transfer of the Restricted Shares or Earned Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or the Stockholders Agreement or, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

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6. Employment Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as the Employee remains an employee of either the Company or an Affiliate. Without limiting the scope of the preceding sentence, it is specifically provided that the Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status of the entity or other organization that employs the Employee. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon the Employee the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Employee’s employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Employee or the Company for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and its determination shall be final.

7. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Employee, such notices or communications shall be effectively delivered if hand delivered to the Employee at the Employee’s principal place of employment or if sent by registered or certified mail to the Employee at the last address the Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

8. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee. The provisions of Sections 3(e), 3(f), 3(g) and 5 shall survive the lapse of the Forfeiture Restrictions without forfeiture.

9. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Shares granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Employee shall be effective only if it is in writing and signed by both the Employee and an authorized officer of the Company.

10. Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of __________, without regard to conflicts of law principles thereof.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the date first above written.

By:
Name:
Title:

EMPLOYEE

SPOUSAL CONSENT

The Employee’s spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and its binding effect upon any marital or community property interests he/she may now or hereafter own, and agrees that the termination of his/her and the Employee’s marital relationship for any reason shall not have the effect of removing any of the Restricted Shares or Earned Shares otherwise subject to this Agreement from coverage hereunder and that his/her awareness, understanding, consent and agreement are evidenced by his/her signature below.

Signature of Spouse

Printed Name of Spouse

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